EXHIBIT 4.1
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             AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of March 30,
   2009, between GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent"), amending the Rights Agreement, dated as of February 4, 2000 between the Company and the Rights Agent (the "Rights Agreement").

                             W I T N E S S E T H
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             WHEREAS, the Board of Directors of the Company has approved a Securities Purchase and Tender Offer Agreement (the "Purchase Agreement") by and between the Company and PSQ, LLC, a Kentucky limited liability company ("PSQ"), providing for, among other things, the issuance and sale by the Company and purchase by PSQ of 7,700,000 newly-issued shares of Common Stock (as defined in the Rights Agreement) and the offer by PSQ to acquire up to 2,500,000 shares of Common Stock from the Company's stockholders pursuant to a cash tender offer upon the terms and conditions set forth in the Purchase Agreement (the "Sale and Tender Offer");

             WHEREAS, the Board of Directors of the Company has determined that the Sale and Tender Offer is fair to and in the best interests of the Company and its stockholders, and that none of the Purchase Agreement or the Sale and Tender Offer should trigger the protective provisions of the Rights Agreement;

             WHEREAS, if the Sale and Tender Offer is completed, PSQ will own a majority of the then outstanding capital stock of the Company, and the Board of Directors of the Company has determined that it would be appropriate to provide thereafter an exception to the definition of Acquiring Person in the Rights Agreement for PSQ and its affiliated entities;

             WHEREAS, the willingness of PSQ to enter into the Purchase Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth above and herein;

             WHEREAS, the Rights Agreement provides an exception (the "Imhoff Exception") to the definition of Acquiring Person for Herbert
   F. Imhoff, Sr. and his Family Members, Family Entities, Family Charitable Organizations and the other Persons described in Section 1(a)(vi) of the Rights Agreement (each of the foregoing defined terms shall have the respective meanings ascribed to them in the Rights Agreement, and each of the Persons described in Section 1(a)(vi) of the Rights Agreement shall individually be referred to herein as an "Exempt Imhoff Person" and collectively as the "Exempt Imhoff Persons") provided that all securities of the Company beneficially owned by all Exempt Imhoff Persons constitute less than 38% of the then outstanding shares of Common Stock;




             WHEREAS, the Board of Directors of the Company has determined that, if the Sale and Tender Offer is consummated, the Imhoff Exception should be removed from the Rights Agreement, since the amount of securities of the Company that will be beneficially owned by all Exempt Imhoff Persons after giving effect to the issuance of shares of Common Stock pursuant to the Sale and Tender Offer (even after giving effect to the new shares of Common Stock that Herbert F. Imhoff, Jr. will receive pursuant to a Consulting Agreement entered into among Mr. Imhoff, the Company and PSQ) will collectively be less than the 10% triggering requirement that would otherwise classify the Exempt Imhoff Persons as an Acquiring Person under the Rights Agreement;

             WHEREAS, Section 28 of the Rights Agreement provides that, among other things, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights; and

             WHEREAS, the Board of Directors of the Company has approved an amendment to the Rights Agreement in the form hereof on March 27, 2009;

             NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

             1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

             "PSQ" shall mean PSQ, LLC, a Kentucky limited liability company.

             "Purchase Agreement" shall mean the Securities Purchase and Tender Offer Agreement, dated as of March 30, 2009, by and between PSQ and the Company, as the same may be amended in accordance with the terms thereof.

             "Sale and Tender Offer" shall mean the issuance and sale by the Company and purchase by PSQ of 7,700,000 newly-issued shares of Common Stock and the offer by PSQ to acquire up to 2,500,000 shares of Common Stock from the Company's stockholders pursuant to a cash tender offer as contemplated by the Purchase Agreement.

   The subsections of Section 1 of the Rights Agreement shall be relettered to take into account and properly reference in alphabetical order the additions set forth above.

             2. Section 1(a) of the Rights Agreement (before the relettering contemplated by this Amendment) is hereby amended by adding to the end thereof the following:



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             "Notwithstanding anything to the contrary contained herein,
        PSQ shall not be or become an "Acquiring Person" (and no Stock Acquisition Date shall occur) as a result of (i) the announcement of the Sale and Tender Offer, or (ii) the execution of the Purchase Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the Sale and Tender Offer)."

             3. Section 1(a)(iv) of the Rights Agreement (before the relettering contemplated by this Amendment) is hereby amended in its entirety to read as follows, provided that such amendment shall not be effective until the consummation of the Sale and Tender Offer:

        "any Person who becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 10% or more of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock;"

             4. Section 1(a)(vi) of the Rights Agreement (before the relettering contemplated by this Amendment) is hereby amended in its entirety to read as follows, provided that such amendment shall not be effective until the consummation of the Sale and Tender Offer:

        "PSQ and its Affiliates and Associates."

             5. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of (i) the announcement of the Sale and Tender Offer, or (ii) the execution of the Purchase Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the Sale and Tender Offer), and no Distribution Date will, in any event, occur with respect to the Sale and Tender Offer or the Purchase Agreement prior to the earlier of the Closing Date (as defined in the Purchase Agreement) or the termination of the Purchase Agreement."

             6. Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

        "The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation the restrictions on exercisability set forth in Section 24(a) hereof) in whole or in part at any

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        time after the Distribution Date, upon surrender of the Right
        Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each share of Common Stock of the Company as to which the Rights are exercised, at or prior to the earlier of the close of business on (i) February 22, 2010 (the "Final Expiration Date"), (ii) immediately prior to the Closing Date (as defined in the Purchase Agreement) or (iii) the date on which the Rights are redeemed pursuant to Section 24 (such earlier date being herein referred to as the "Expiration Date")."

             7. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "(q) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement of the Sale and Tender Offer, or (ii) the execution of the Purchase Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the Sale and Tender Offer)."

             8. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "(f) Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Purchase Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the Sale and Tender Offer)."

             9. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment No. 1.

             10. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

             11. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

             12. This Amendment No. 1 shall be effective as of, and immediately prior to, the execution and delivery of the Purchase Agreement.


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             13.  This Amendment No.1 shall be deemed to be a contract
   made under the laws of the State of Illinois and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

             14. Exhibits A and B to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1.

             15. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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             IN WITNESS WHEREOF, the parties hereto have caused this
   Amendment No. 1 to be duly executed, all as of the day and year first above written.



                                 GENERAL EMPLOYMENT ENTERPRISES, INC.



                                 By /s/ Kent M. Yauch

                                    Its Vice President, Chief Financial
                                        Officer and Treasurer


                                 CONTINENTAL STOCK TRANSFER & TRUST
                                 COMPANY, as Rights Agent


                                 By /s/ John W. Comer

                                    Its Vice President






























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